UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549-1004
___________________

FORM 8-K
___________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2014
___________________

GENERAL MOTORS COMPANY
(Exact Name of Registrant as Specified in its Charter)
___________________

DELAWARE (State or other jurisdiction of incorporation)	001-34960 (Commission File Number)	27-0756180 (I.R.S. Employer Identification No.)
300 Renaissance Center, Detroit, Michigan (Address of Principal Executive Offices)	48265-3000 (Zip Code)

(313) 556-5000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE
On March 31, 2014 General Motors Company (GM) issued a press release regarding a safety recall of certain models for the correction of electric power steering assist conditions affecting approximately 1.3 million vehicles. GM expects to record a charge of up to approximately $750 million in the three months ending March 31, 2014 for primarily the cost of this and other safety recalls announced in the three months ending March 31, 2014, including $300 million previously disclosed in connection with the three safety actions announced on March 17, 2014 and the ignition switch recall announced February 25, 2014. The GM press release is attached as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

EXHIBITS

Exhibit	Description	Method of Filing

Exhibit 99.1	Press Release	Attached as Exhibit

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS COMPANY (Registrant)
/s/ THOMAS S. TIMKO
Date: April 1, 2014	By:	Thomas S. Timko Vice President, Controller and Chief Accounting Officer